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                                                                    EXHIBIT 23.1



                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-____) pertaining to the Digene Corporation Omnibus Plan and the Digene Corporation 1997 Stock Option Plan of Digene Corporation of our report dated August 15, 1997, with respect to the consolidated financial statements and schedule of Digene Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1997.



                                                        /s/ ERNST & YOUNG LLP


Vienna, Virginia
November 20, 1997